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EXHIBIT 23.3    CONSENT OF FONTANELLA AND BABITTS
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              [LETTERHEAD OF FONTANELLA AND BABITTS APPEARS HERE]



Board of Directors
West Essex Bank, FSB
417 Bloomfield Avenue
Caldwell, New Jersey 07006

                                    CONSENT
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We hereby consent to the filing of the New Jersey Tax Opinion, relating to
Reorganization of the West Essex Bank, FSB from a federally chartered mutual savings bank to a two-tier mutual holding company structure in which the Mutual Company, Bancorp, and Stock Bank will be chartered by the Office of Thrift Supervision and also the Federal and New Jersey Tax Opinion relating to the income tax deductibility of the common stock and cash donation of the Bancorp to the Charitable Private Foundation as exhibits to the Registration Statement on Form S-1 filed by the Company; the Application H-(e)1 filed by the Company; the Notice of Mutual Holding Company Reorganization, Form MHC-1 filed by West Essex Bank, F.S.B.; and the Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company, Form MHC-2 filed by the Company.

                                                   /s/ Fontanella and Babitts

                                                       Fontanella and Babitts

Dated this 12th day of
June, 1998